Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-63816, 33-79360, 333-4634, 333-84471, 333-103847, 333-122181 and 333-151218.

/s/ Rotenberg and Co., LLP
Rotenberg and Co., LLP

Rochester, New York

November 13, 2008